CERTIFICATE OF INCORPORATION

-of-

B.W. ENERGY SYSTEMS, INC.

THE UNDERSIGNED, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST: The name of the corporation is

B.W. ENERGY SYSTEMS, INC.

SECOND: The registrant office of the corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the state of Delaware. The name of its registered agent at that address is the United States Corporation Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organised under the General Corporation Law of Delaware.

Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the following purpose, objects and powers:

To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus, goods, wares, merchandise and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsover; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

To improve, manage, develope, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.

To borrow money, and to make and issue notes, bonds, debenture, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and surveyship.

To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchise, rights, licensee or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trade marks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transportation, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manger of other corporations of any type or kind.

To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefits on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholders.

To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner or any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherrance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organised.

The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in affect, or impliedly by the reasonable construction of the said laws.

FOURTH: The total number of shares of stock which the corporation is authorised to issue is one thousand (1000), all of which are without par value.

FIFTH: The name and address of the sole incorporate are as follows:

NAME	ADDRESS
Leif A. Tonnessen	70 Pine Street, New York, N.Y. 10005

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

(1) The number of directors of the corporations shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

(2) The Board of Directors shall have power without the assent or vote of the stockholders

(a) To make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporations; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment dividends.

(b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

(3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

(4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provision of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganisation of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganisation shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 9th day of September, 1975.

/s/ Leif A. Tonnessen
Leif A. Tonnessen
Incorporator

1

 CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION OF

B. W. ENERGY SYSTEMS, INC.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

We, PERICLES CONSTANTINOU, President and MORTON S. ROBSON, Secretary of B. W. ENERGY SYSTEMS, INC., a corporation existing under the laws of the State of Delaware, do hereby certify under the seal of the said corporation as follows:

FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of Article·Fourth thereof as it now exists and inserting in lieu and instead thereof a new Article Fourth, reading as follows:

FOURTH: The total number of shares of stock which the corporation is authorized to issue is five million (5,000,000), all of which shall be of a par value of one cent ($. 01)."

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and that the capital of the corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, we have signed this certificate and caused the corporate seal of the corporation to be hereunto affixed this 24th day of November, 1975.

/s/ Pericles Constantinou
PERICLES CONSTANTINOU, President

ATTEST:

/s/ Morton S. Robson
MORTON S. ROBSON, Secretary

STATE OF NEW YORK)

) ss.:

COUNTY OF NEW YORK)

BE IT REMEMBERED that on this 24th' of November, 1975, personally came before me, a Notary Public in and for the County and State aforesaid, PERICLES CONSTANTINOU, party to the foregoing certificate, known to me personally to be such, and duly acknowledged the said certificate to he his act and deed, and that the facts therein stated are true.

GIVEN under my hand and aforesaid.

2

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

B.W. ENERGY SYSTEMS, INC.

Adopted in accordance with the provisions of S242 of the General Corporation Law of the State of Delaware

We, Pericles Constantinou, President and Mortons. Robson, Secretary, of B,W. Energy Systems, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: that the Certificate of Incorporation of' said corporation has been amended as follows: by striking out the whole of Article FIRST thereof as it now exists and .inserting in lieu and instead thereof a new Article FIRST, reading as follows:

FIRST: the name of the corporation is to be •waste Technology Corp.•

SECOND: that such amendment has been duly adopted in accordance with the provision of the General Corporation law of the State of Delaware by unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this Certificate this 27th day of July, 1982.

/s/ Pericles Constantinou
PERICLES CONSTANTINOU
President

ATTEST:

/s/ MORTON S. ROBSON
MORTON S. ROBSON, Secretary

3

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF WASTE TECHNOLOGY CORP.

Adopted in accordance with the provisions of 242 of the General Corporation Laws of the State of Delaware

WHEREAS, a Certificate of Incorporation of B.W. Energy System , Inc. was filed on September 10, 1975:

WHEREAS, a Certificate of Amendment of the Certificate of Incorporation of B.W. Energy Systems, Inc. was filed on November 25, 1985 amending article 4 of the original Certificate of Incorporation:

WHEREAS, a Certificate of Amendment of the Certificate of Incorporation of B.W. Energy Systems, Inc. was filed on August 2, 1983, changing the name of the corporation to Waste Technology Corp.

We, Pericles Constantinou, President, and Morton Robson, Secretary, of Waste Technology Corp., a corporation existing under the laws of the State of Delaware, do hereby certify as follows.

 FIRST, that the Certificate of Incorporation of Waster Technology Corp., formerly known as B.W. Energy Systems, Inc. has been amended as follows:

By deleting Article 4 thereof as it now exists, and inserting in lieu and instead thereof a new article Fourth reading as follows:

“FOURTH: the total number of shares of which the Corporation is authorized to issue is 25 million, all of which shall be of a par value of $.01);"

 SECOND, that the Amendment had been duly adopted by a majority of the outstanding entitled to vote thereon in accordance with the General Corporation Laws of the State of Delaware.

•

IN WITNESS THEREOF, We have signed this Certificate this 3rd day of April, 1985.

/s/ Pericles Constantinou
Pericles Constantinou, President

ATTEST:

/s/ Morton S. Robson
Morton S. Robson, Secretary

4

CERTIFICATE OF CORRECTION OF

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF

WASTE TECHNOLOGY CORP.

Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware

The undersigned, being the President and Secretary of Waste Technology Corp. ("Corporation") do hereby certify as follows:

FIRST: A Certificate of Amendment of the Certificate of Incorporation (the "Certificate of Amendment") was filed in the Office of the Secretary of State of Delaware on August 2, 1983, and a copy thereof, certified by said Secretary of State, was filed for record in the Office of the Recorder of Kent County, Delaware, on August 25, 1983.

SECOND: The Certificate of Amendment as so filed is an inaccurate record of the corporate action in that the amendment described therein was not adopted by unanimous consent of ,11 of the Stockholders entitled to vote thereon as recited in paragraph SECOND of the Certificate of Amendment, but was adopted by the written consent of holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted and was also ratified at a meeting duly called and held on March 5, 1984 by the vote of a majority of the outstanding stock of the Corporation entitled to vote thereon.

THIRD: The Certificate of Amendment is corrected so that paragraph SECOND shall read as follows:

"SECOND: That the amendment has been duly adopted pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware."

IN WITNESS WHEREOF, we have made and signed this Certificate this 4th day of November, 1985.

/s/ Leslie N. Erber
Leslie N. Erber, President

Attested:

/s/ Morton S. Robson
Morton S. Robson, Secretary

5

CERTIFICATE OF AMENDMENT

to the CERTIFICATE OF INCORPORATION

of

WASTE TECHNOLOGY CORP.

Under section 242 of the Delaware General corporation Law

It is hereby certified that:

1. The name of the Corporation is waste Technology corp.

2.  The Amendment of the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment changes, at the rate of four shares into one share (4:1), the present number of outstanding shares (9,481,916) of Common Stock, par value $.01 per share, into 2,370,479 outstanding shares of Common Stock, par value of $.01, exclusive of fractional shares. The total number of authorized shares is not amended hereby. The shares no longer to be outstanding will automatically become treasury shares.

3.  No fractional share shall be issued to any record holder of Common Stock on the effective date of this Amendment who otherwise would have been entitled to receive such fractional share and, in lieu thereof, such stockholder shall sell such fractional share to the Corporation in return for cash equal to such fractional amount times the closing per share bid of the Corporation's Common Stock as reported by the National Association of Securities Dealers Automated Quotation system on the later of the last business day immediately preceding the filing of this certificate with the Secretary of State of Delaware or at the close of business on November 12, 1991, as adjusted for the reverse split effected hereby.

4.  The foregoing Amendment of the Certificate of Incorporation of the Corporation was authorized pursuant to Section 141(b) of the Delaware Corporation Law by the Board of Directors of the Corporation by the affirmative vote of a majority of directors present at a meeting at which a quorum was present followed by the written consent of holders of a majority of all of the outstanding shares of the Corporation entitled to vote on the said Amendment of the Certificate of Incorporation pursuant to Section 228 of the Delaware General Corporation Law. Written notice of such written consent has been given to stockholders in the manner set forth in Section 228(d) of the Delaware General Corporation Law.

5.  This Certificate of Amendment to the Certificate of Incorporation shall be effective at the later of the filing of this certificate with the secretary of state of Delaware or 9:00 A.M., local time, on November 13, 1991.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated: 10/31/1991
/s/ Leslie N. Erber
Leslie N. Erber, President

/s/ Morton S. Robson
Morton S. Robson, Secretary

6

CERTIFICATE OF AMENDMENT

to the CERTIFICATE OF INCORPORATION

of

WASTE TECHNOLOGY CORP.

Pursuant to the Delaware General Corporation Law

Waste Technology Corp. hereby certifies that:

A.  The name of the Corporation is Waste Technology Corp. (the "Corporation"), and its original Certificate of Incorporation was filed with the Secretary of state of Delaware on September 10, 1975 under the name B.W. Energy Systems, Inc.

B.  The Certificate of Incorporation is hereby amended by striking out Article FOURTH in its entirety, and substituting in lieu thereof the new Article FOURTH as follows:

"FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares consisting of twenty-five million (25,000,000) shares, designated as Common Stock, at par value of $.01 per share, and ten million (10,000,000) shares, designated a Preferred stock, at a par value of $.0001 per share.

(1) Common Stock.

(a)  Dividends. The holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

(b)  Liquidation. Subject to the rights of any other class or series of stock, the holders of shares of Common Stock shall be entitled to receive all the assets of the Corporation available for distribution to stockholders in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, ratably, in proportion to the number of shares of Common Stock held by them. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the sale, lease, exchange or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the assets of the corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation.

(c) Redemption. Common Stock shall not be subject to redemption.

(d) Voting. Subject to the rights of any other class or series of stock and the provisions of the laws of the State of Delaware governing business corporations, voting rights shall be vested exclusively in the holders of Common Stock. Each holder of Common Stock shall have one vote in respect of each share of such stock held.

(2) Preferred Stock.

The Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series which shall be adopted by the Board of Directors from time to time, pursuant to the authority herein given, a copy of which resolution or resolutions shall have been set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of Preferred stock shall be alike in every particular. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: •

(a)  the number of shares constituting that series and the distinctive designation of that series;

(b)  whether the holders of shares of that series shall be entitled to receive dividends and, if so, the rates of such dividends, conditions under which and times such dividends may be declared or paid, any preference of any such dividends to, and the relation to, the dividends payable on any other class or classes of stock or any other series of the same class and whether dividends shall be cumulative or noncumulative and, if cumulative, from which date or dates;

(c)  whether the holders of shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d)  whether shares of that series shall have conversion or exchange privileges into or for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or other class or classes of stock of the Corporation and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

(e)  whether shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)  whether shares of that series shall be subject to the operation of a retirement or sinking fund and, if so subject, the extent to and the manner in which it shall be applied to the purchase or redemption of the shares of that series, and the terms and provisions relative to the operation thereof;

(g)  the rights of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and any preference of any such rights to, and the relation to, the rights in respect thereto of any class or classes of stock or any other series of the same class; and

(h)  whether shares of that series shall be subject or entitled to any other preferences, and the other relative, participating, optional or other special rights and qualifications, limitations or restrictions of shares of that series and, if so, the terms thereof."

c. The Certificate of Incorporation of the Corporation is hereby amended by striking out paragraph number one (1) of Article SIXTH, and by substituting in lieu thereof the new•paragraph number one (1) of Article SIXTH as follows:

"(l) The number of directors of the Corporation shall not be less than five (5) or more than nine (9), and shall be determined by resolution of the Board of Directors of the Corporation. Directors need not be stockholders or residents of any particular state. No amendment to the By-laws or resolution of the Board of Directors shall have the effect of shortening the term of any incumbent director.

The total number of directors shall be divided into three(3) classes ("Class I," "Class II" and "Class III," respectively), with each class containing one-third (1/3) of the total number of directors, or as close to one-third (1/3) as practicable in the event the total numbers of directors is not six (6) or nine (9). The allocation of particular directors into three (3) classes shall be determined by resolution of the board of directors, but in no event shall any class have less than (1) director.

The term of each Class I director shall expire at the next annual meeting of stockholders of this Corporation after the effective date of the Amendment to the Certificate of Incorporation which authorized the creation of the classified Board of Directors; the term of each Class II director shall expire one (1) year after such annual meeting, at the annual meeting of stockholders of the Corporation to be held in 1993; and the term of each Class III director shall expire two (2) years after such annual meeting, at the annual meeting of stockholders of the Corporation to be held in 1994. At each annual meeting of stockholders held thereafter, each of the Class I, Class II or Class III directors, as the case may be, shall be elected to a term of three (3) years, to succeed each such Class I, Class II or Class III director whose term expires."

D.  The Certificate of Incorporation of the Corporation is hereby amended by adding the following new Article TENTH:

"TENTH: No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper benefit. Neither the amendment nor repeal of this Article Tenth nor any existing or subsequently adopted provisions of the Certificate Incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article in respect of any matter or occurring claim that, but for this Article Tenth would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. Any and all future amendments to the General Corporation Law of the State of Delaware, or any successor statute thereto, which broadens the scope of limited liability for directors, shall automatically be deemed to become incorporated into an amendment to this Certificate of Incorporation without any action on the part of the Board of Directors or the stockholders of the Corporation, but shall be effective as if duly authorized by the Board of Directors and the stockholders of the

Corporation."

E.  The foregoing Amendments to the Certificate of Incorporation of the Corporation were authorized pursuant to Section 14l(b) of the Delaware Corporation Law by the affirmative vote of a majority of the Board of Directors of the Corporation present at a meeting at which a quorum was present followed by the written consent of holders of a majority of all of the outstanding shares Common Stock of the corporation entitled to vote on the said Amendments to the certificate of Incorporation pursuant to Section 228 of the Delaware General Corporation Law. Written notice of such written consent has been given to stockholders in the manner set forth in Section 228(d) of the Delaware General Corporation Law.

F.  This certificate of Amendment to the Certificate of Incorporation shall be effective upon the filing of same with the secretary of state of Delaware.

IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated: November 15, 1991
/s/ Leslie N. Erber
Leslie N. Erber, President

/s/ Morton S. Robson
Morton S. Robson, Secretary

7

 CERTIFICATE OF OWNERSHIP AND MERGER MERGING

INTERNATIONAL BALER CORPORATION

(A DELAWARE CORPORATION)

WITH AND INTO

WASTE TECHNOLOGY CORP.

(A DELAWARE CORPORATION)

Pursuant to Section 253 of the

General Corporation Law of the State of Delaware

The undersigned, on behalf of Waste Technology Corp, a Delaware corporation (the "Company''), in connection with the merger of International Baler Corporation, a Delaware corporation (the "Subsidiary"), with and into the Company, the Company remaining as the surviving corporation under the name of International Baler Corporation:

DOES HEREBY CERTIFY

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), the provisions of which permit a subsidiary corporation organized and existing under the laws of the said State to merge with and into a parent corporation organized and existing under the laws of said State.

SECOND: The Subsidiary is incorporated pursuant to the DGCL.

THIRD: The Company owns all of the issued and outstanding shares of the capital stock of the Subsidiary.

FOURTH: The Company, by the following resolutions adopted by its Board of Directors, duly adopted by unanimous written consent of the members thereof on January 29, 2009, determined to merge the Subsidiary with and into the Company, effective as set forth below:

"WHEREAS, Waste Technology Corp. (the "Company"), a Delaware corporation owns 100% of all of the outstanding and issued shares of the capital stock of International Baler Corporation (the "Subsidiary"), a Delaware corporation;

WHEREAS, the Board of Directors of the Company deems it advisable and to the advantage, welfare and best interests of the Company to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL (the "Merger'') as provided in the presented form of Certificate of Ownership and Merger ("Certificate of Merger");

WHEREAS, pursuant to the Merger, the separate existence of the Subsidiary shall cease to exist, the issued and outstanding shares of capital stock of the Subsidiary shall be cancelled, and the Company shall assume all of the obligations and liabilities of the Subsidiary and shall be subject to all debts and liabilities of the Subsidiary in the same manner as if the Company had itself incurred them, and each share of the capital stock of the Company shall remain outstanding and unaffected; and

WHEREAS, upon the effective date of the Merger, the Company shall relinquish its corporate name and assume the name of the Subsidiary which is "International Baler Corporation"

NOW, THEREFORE, BE AND IT HEREBY IS

RESOLVED, that the Merger of the Subsidiary with and into the Company and the form, terms and provisions of the Certificate of Merger are hereby adopted and approved; and it is further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then issued and outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and it is further;

RESOLVED, that upon the Merger becoming effective and without any action on the part of any holder thereof each issued and outstanding share of the capital stock of the Subsidiary shall be cancelled without consideration therefore; and it is further

RESOLVED, that the certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article First thereof shall be amended to read in its entirety as follows:

FIRST: The name of the corporation is International Baler Corporation. and, it is further

RESOLVED, that the proper officers of the Company be and they are hereby authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, the Certificate of Merger for the purpose of effecting the Merger and to file same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the Merger, including changing the name of the Company to International Baler Corporation; and it is further

RESOLVED, that the proper officers of the Company are hereby authorized and directed to cause any notice required by federal or state securities laws to be prepared and filed on behalf of the Company with the appropriate securities regulatory agency; and it is further

RESOLVED, the Merger shall be effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

FIFTH: The Company shall be the surviving corporation of the Merger.

SIXTH: The certificate of incorporation of the Company as in effect immediately prior to the effective time of the Merger shall be the certificate of incorporation of the surviving corporation, except that Article First thereof shall be amended to read in its entirety as follows:

FIRST: The name of the corporation is International Baler Corporation.

SEVENTH: The Merger has been approved was duly approved and authorized by all action required by the DGCL.

EIGHTH: 2009.

The Merger shall be effective at 12:01 a.m., eastern time, on March 16,

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 29th day of January, 2009.

Waste Technology Corp.

By: /s/ Roger Griffin
Roger Griffin, Chief Executive Officer

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